                                                                    EXHIBIT 99.1


         IDEX REPORTS RECORD SECOND QUARTER SALES AND 12 PERCENT GROWTH
          AS OPERATING MARGIN AND NET INCOME ALSO REACH HISTORIC HIGHS

NORTHBROOK, IL, JULY 20--IDEX CORPORATION (NYSE: IEX) today announced its financial results for the quarter ended June 30, 2006. Net income of $35.0 million rose 21 percent and reached an historic high, while earnings per share increased 18 percent to 65 cents, which included one cent from discontinued operations. From continuing operations, orders in the second quarter were up 10 percent, sales increased 12 percent and income rose 20 percent to $34.4 million. Diluted earnings per share from continuing operations were 64 cents versus 54 cents in the year-ago quarter. Second quarter 2006 results include stock option expense of $2.3 million.

Q2 2006 HIGHLIGHTS (FROM CONTINUING OPERATIONS)
     o Orders for the second quarter of 2006 were $290.5 million, 10 percent higher than a year ago; excluding the impact of acquisitions and foreign currency translation, organic orders growth was 5 percent. Year to date, organic orders growth was 10 percent.
     o Second quarter sales of $297.2 million rose 12 percent; excluding the impact of acquisitions and foreign currency translation, organic sales growth was 7 percent. Year to date, organic sales growth was 9 percent.
     o Operating margin at 19.0 percent was 100 basis points higher than a year ago.
     o Stock option expense of $2.3 million had a 70 basis point effect on operating margin during the second quarter.
     o  Income increased 20 percent to $34.4 million.
     o Diluted EPS at 64 cents was 10 cents ahead of the second quarter of 2005.
     o  EBITDA of $63.1 million was 21 percent of sales.
     o Free cash flow was $39.4 million, an increase of 31 percent from a year ago.
     o  Announcement of the sale of Lubriquip, Inc. on July 11, 2006.
     o Completion of previously announced acquisition of Eastern Plastics (EPI) in a strategic expansion of health & science technologies business.
     o Expansion of number of reporting segments from three to four segments, reflecting a more focused market-driven strategy.


--------------------------------------------------------------------------------
"We are pleased with our recent performance and consistent ability to generate organic growth and expand our operating margin. During the quarter, our businesses delivered record operating income and net income, as well as strong cash flows. Organic sales growth through the first half of 2006 was 9 percent, reflecting particular strength in Health & Science Technologies at 17 percent, Fluid & Metering Technologies at 10 percent and Fire & Safety/ Diversified Products at 9 percent. Within Dispensing Equipment, we continue to experience strong demand in North America and less-than-favorable market conditions in Europe. As we move forward, our businesses are well positioned in attractive product segments driven by strong underlying industry segment fundamentals and, even more importantly, our ability to effectively serve expanding niche applications. Current order rates, coupled with our strong backlog, reinforce our confidence as we enter the second half of 2006. We believe our business model and operating strategy are very well suited to win in this dynamic environment."
                                       Lawrence D. Kingsley
                                       Chairman and Chief Executive Officer
--------------------------------------------------------------------------------

SECOND QUARTER FINANCIAL HIGHLIGHTS
-----------------------------------
(Dollars in millions, except per share amounts)

                                                                            FOR THE QUARTER ENDED
                                                                  JUNE 30                        March 31
                                                              2006     2005     Change        2006    Change
                                                              ----     ----     ------        ----    ------
ORDERS WRITTEN                                              $290.5    $264.9       10%      $294.5      (1)%
SALES                                                        297.2     264.9        12       266.9        11
OPERATING INCOME                                              56.3      47.6        18        47.3        19
OPERATING MARGIN                                             19.0%     18.0%     100bp       17.7%     130bp
INCOME FROM CONTINUING OPERATIONS                            $34.4     $28.6       20%      $ 29.3       18%
NET INCOME                                                    35.0      28.9        21        30.1        16
DILUTED EPS:
   INCOME FROM CONTINUING OPERATIONS                           .64       .54        19         .54        19
   NET INCOME                                                  .65       .55        18         .56        16


OTHER DATA
     --  Income before Taxes                                 $51.8     $44.0       18%       $44.3       17%
     --  Depreciation and Amortization                         7.2       6.8         6         6.3        14
     --  Interest                                              4.1       3.8         7         3.0        38
     --  EBITDA                                               63.1      54.6        15        53.6        18
     --  Cash Flow from Operating Activities                  44.8      36.2        24        23.8        88
     --  Capital Expenditures                                  5.4       6.1      (12)         4.0        34
     --  Free Cash Flow                                       39.4      30.1        31        19.8        99

Q2 ORDERS, SALES, INCOME AND EPS FROM CONTINUING OPERATIONS UP YEAR-OVER-YEAR New orders in the quarter totaled $290.5 million, 10 percent higher than the same period in 2005. Excluding the impact of acquisitions and foreign currency translation, orders were up 5 percent. The second quarter orders growth rate was impacted by blanket orders received in the first quarter of 2006. First quarter 2006 organic orders growth was 16 percent.

Sales in the second quarter of $297.2 million rose 12 percent from the prior-year period. Excluding the impact of acquisitions and foreign currency translation, organic growth was 7 percent. Sales to international customers represented 46 percent of total sales for the second quarter of 2006 versus 45 percent in the year-ago quarter.

Second quarter operating margin was 19.0 percent, 100 basis points higher than the 18.0 percent reported in the prior-year period. Gross margin of 41.4 percent was equal to the second quarter of 2005. Volume leverage, coupled with the company's strategic sourcing and other operational excellence initiatives, was offset by product mix and the impact of acquisitions. Selling, general and administrative expenses as a percent of sales decreased by 100 basis points from the second quarter of 2005. Higher total SG&A expenses reflect acquisitions, volume-related expenses, stock option expense and reinvestment in the business to drive organic growth.

Income from continuing operations of $34.4 million increased 20 percent over the second quarter of 2005. Diluted earnings per share from continuing operations of 64 cents improved 10 cents from the second quarter of 2005.

YEAR-TO-DATE FINANCIAL RESULTS
------------------------------
(Dollars in millions, except per share amounts)

                                                        SIX MONTHS ENDED JUNE 30
                                                        2006      2005    Change
                                                        ----      ----    ------
ORDERS WRITTEN                                        $585.1    $524.1       12%
SALES                                                  564.0     510.1        11
OPERATING INCOME                                       103.6      87.7        18
OPERATING MARGIN                                       18.4%     17.2%     120bp
INCOME FROM CONTINUING OPERATIONS                      $63.6     $51.8       23%
NET INCOME                                              65.0      52.6        24
DILUTED EPS:
   INCOME FROM CONTINUING OPERATIONS                    1.18       .99        19
   NET INCOME                                           1.20      1.00        20

OTHER DATA
     --  Income before Taxes                           $96.1     $80.3       20%
     --  Depreciation and Amortization                  13.5      13.7       (2)
     --  Interest                                        7.0       7.7       (9)
     --  EBITDA                                        116.6     101.7        15
     --  Cash Flow from Operating Activities            68.6      51.7        33
     --  Capital Expenditures                            9.4      11.7      (20)
     --  Free Cash Flow                                 59.2      40.0        48

FIRST HALF ORDERS, SALES, INCOME AND EPS FROM CONTINUING OPERATIONS AHEAD OF LAST YEAR
New orders for the first six months of 2006 totaled $585.1 million, 12 percent higher than the first six months of last year. Excluding the impact of acquisitions and foreign currency translation, orders in the first six months of 2006 were 10 percent higher than in 2005.

Sales for the first six months of 2006 increased 11 percent to $564.0 million from $510.1 million a year earlier. Excluding the impact of acquisitions and foreign currency translation, organic growth was 9 percent. Sales to international customers from base businesses represented approximately 45 percent of total sales for the first six months of both 2006 and 2005.

First half operating margin was 18.4 percent, 120 basis points higher than the
17.2 percent reported in the prior-year period. This improvement reflects volume leverage, along with a 20 basis point improvement in gross margin to 41.3 percent, resulting mainly from the company's strategic sourcing and other operational excellence initiatives. Selling, general and administrative expenses as a percent of sales decreased by 100 basis points from the first half of 2005. Higher total SG&A expenses reflect acquisitions, volume-related expenses, stock option expense and reinvestment in the business to drive organic growth.

Year-to-date income from continuing operations of $63.6 million increased 23 percent compared to 2005. Diluted earnings per share from continuing operations of $1.18 rose 19 cents, or 19 percent, from the 99 cents recorded for the first half of 2005.

SEGMENT RESULTS
Fluid & Metering Technologies sales in the second quarter of $108.4 million reflected 9 percent organic growth. Operating margin of 20.3 percent represented a 180 basis point improvement compared with the second quarter of 2005.


Health & Science Technologies sales in the second quarter of $81.3 million reflected 14 percent organic growth. Operating margin of 17.9 percent represented a 90 basis point improvement compared with the second quarter of 2005.

Dispensing Equipment sales of $44.4 million in the second quarter were down 4 percent on an organic basis. Operating margin of 26.3 percent represented a 150 basis point decline compared with the second quarter of 2005, due primarily to volume and product mix.

Sales of Fire & Safety/Diversified Products during the second quarter of $64.6 million reflected 5 percent organic growth. Operating margin of 25.2 percent represented a 240 basis point improvement compared with the second quarter of 2005.

During the quarter, Fluid & Metering Technologies contributed 36 percent of sales and 34 percent of operating income; Health & Science Technologies accounted for 27 percent of sales and 23 percent of operating income; Dispensing Equipment accounted for 15 percent of sales and 18 percent of operating income; and Fire & Safety/Diversified Products represented 22 percent of sales and 25 percent of operating income.

STRONG FINANCIAL POSITION
IDEX ended the quarter with total assets of $1.4 billion and working capital of $179 million. Total debt was $199 million at June 30, 2006. Free cash flow (cash flow from operating activities less capital expenditures) for the first half of 2006 was $59.2 million. Year-to-date, EBITDA (earnings before interest, taxes, depreciation and amortization) totaled $116.6 million (21 percent of sales) and covered interest expense by more than 16 times.

PROGRESS CONTINUES ON GROWTH INITIATIVES
"IDEX's broad-based growth stems from our ability to expand our served application base," Kingsley said. "Our Mixed Model Lean expertise enables us to flexibly respond to new market and new customer product requirements, as well as changing customer needs. We continue to reduce plant cycle times and total lead times, so that our customers remain competitive. Our other operational excellence and strategic sourcing initiatives continue to improve our total operating efficiency and allow us to further leverage our plant investment.

"We're also pleased with our progress toward applying our integrated operating management system," Kingsley continued. "Our customer metrics and margin expansion are evidence that our operational excellence strategy is working. The second quarter operating margin improved to 19 percent, 100 basis points ahead of the year-ago quarter. Excluding the impact of stock option expense, the improvement was 170 basis points.

"At the same time," Kingsley said, "as an engineered products company, we continue to focus on product innovation which enhances the value that we deliver to our targeted process industry and selected OEM segments. The company's focus on fluidic solutions and other carefully targeted engineered product segments is enabling organic growth opportunities in all four business segments. Our businesses are doing a terrific job of bringing new products to market, faster, to enable us to effectively serve new industry applications."

ACQUISITION OF EPI
As previously announced, IDEX acquired the assets of Eastern Plastics, Inc.
(EPI) on May 2, 2006. EPI is a global leader in high-precision integrated fluidics and associated engineered plastics solutions. Based in Bristol, Connecticut, with revenues of approximately $30 million, EPI's products are used in a broad set of end markets including medical diagnostics, analytical instrumentation and laboratory automation.


"EPI strengthens our existing health and sciences businesses with experience that is highly complementary to our current precision fluidics capability," Kingsley said. "We are particularly excited about EPI's capability in increasingly close-tolerance fluidics solutions as applied to a variety of instrumentation products. EPI is also a great addition to our growing expertise in medical implantables and surgical devices."

SALE OF LUBRIQUIP
As previously announced on July 11, 2006, IDEX completed the sale of Lubriquip, its lubricant dispensing business, to Graco Inc. The sale of this business reflects a strategic divestiture as IDEX aligns its business portfolio within Dispensing Equipment to focus on core strengths. The results of Lubriquip are reported as discontinued operations effective with the company's second quarter 2006 financial results. IDEX expects to report an after-tax gain on the sale of the business in the third quarter of 2006 of approximately $16 to $17 million, or $0.29 to $0.31 per diluted share. This gain will be partially offset by the discontinuation of earnings from the business in 2006. For informational purposes, full year 2005 revenues and earnings per share for Lubriquip were approximately $30 million and $0.05 per share, respectively.

2006 OUTLOOK
"As we move into the second half of 2006, we remain focused on delivering consistent, sustainable sales and earnings growth," Kingsley said. "Our steady emphasis on new product innovation and continuous process improvement continues to deliver top and bottom-line growth. Our global position, niche market focus, high mix operations profile and developing know-how in Mixed Model Lean position us well to meet our customers' emerging needs for applied engineered solutions anywhere in the world."

CONFERENCE CALL TO BE BROADCAST OVER THE INTERNET
IDEX will broadcast its second quarter earnings conference call over the Internet on Thursday, July 20, 2006 at 1:30 p.m. CT. Chairman and Chief Executive Officer Larry Kingsley and Vice President and Chief Financial Officer Dominic Romeo will discuss the company's recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its Web site at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors also will be able to hear a replay of the call by dialing 800.642.1687 or 706.645.9291 using conference ID #4089519.

A NOTE ON EBITDA AND FREE CASH FLOW
EBITDA means earnings before interest, income taxes, depreciation and amortization, while free cash flow means cash flow from operating activities less capital expenditures. Management uses these non-GAAP financial measures as internal operating metrics. Management believes these measures are useful as analytical indicators of leverage capacity and debt servicing ability, and uses them to measure financial performance as well as for planning purposes. However, they should not be considered as alternatives to net income, cash flow from operating activities or any other items calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definitions of EBITDA and free cash flow used here may differ from those used by other companies.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements may relate to, among other things, capital expenditures, cost reductions, cash flow, and operating improvements and are indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "management believes," "the company believes," "the company intends," and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors, and levels of capital spending in certain industries -- all of which could have a material impact on order rates and IDEX's results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness;

political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

ABOUT IDEX
IDEX Corporation is an applied solutions company specializing in fluid and metering technologies, health and science technologies, dispensing equipment, and fire, safety and other diversified products built to its customers' exacting specifications. Its products are sold in niche markets to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol "IEX".

IDEX CORPORATION
ADD -6-

                                IDEX CORPORATION
                 CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                               SECOND QUARTER ENDED             SIX MONTHS ENDED
                                                                     JUNE 30,                        JUNE 30,
                                                                2006          2005             2006           2005
---------------------------------------------------------------------------------------------------------------------
NET SALES                                                     $297,169      $264,949         $564,036       $510,087
COST OF SALES                                                  174,110       155,370          330,850        300,687
---------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                   123,059       109,579          233,186        209,400
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                    66,739        61,989          129,603        121,715
---------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                56,320        47,590          103,583         87,685
OTHER INCOME (EXPENSE) - NET                                      (452)          245             (445)           337
INTEREST EXPENSE                                                 4,074         3,806            7,028          7,685
---------------------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES           51,794        44,029           96,110         80,337
PROVISION FOR INCOME TAXES                                      17,409        15,451           32,469         28,547
---------------------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                               34,385        28,578           63,641         51,790
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX                    571           355            1,392            788
---------------------------------------------------------------------------------------------------------------------
NET INCOME                                                    $ 34,956      $ 28,933         $ 65,033       $ 52,578
=====================================================================================================================


BASIC EARNINGS PER COMMON SHARE:

CONTINUING OPERATIONS                                         $   0.65      $   0.56         $   1.20       $   1.02
DISCONTINUED OPERATIONS                                           0.01          0.01             0.03           0.01
---------------------------------------------------------------------------------------------------------------------
NET INCOME                                                    $   0.66      $   0.57         $   1.23       $   1.03
=====================================================================================================================

DILUTED EARNINGS PER COMMON SHARE:

CONTINUING OPERATIONS                                         $   0.64      $   0.54         $   1.18       $   0.99
DISCONTINUED OPERATIONS                                           0.01          0.01             0.02           0.01
---------------------------------------------------------------------------------------------------------------------
NET INCOME                                                    $   0.65      $   0.55         $   1.20       $   1.00
=====================================================================================================================


SHARE DATA:

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                53,014        50,963           52,825         50,821

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING              54,029        52,641           53,995         52,484
=====================================================================================================================


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                            JUNE 30,     DECEMBER 31,
                                                                                              2006           2005
---------------------------------------------------------------------------------------------------------------------
ASSETS
  CURRENT ASSETS
    CASH AND CASH EQUIVALENTS                                                             $    51,052    $    77,202
    RECEIVABLES - NET                                                                         154,588        129,816
    INVENTORIES                                                                               138,204        123,631
    ASSETS HELD FOR SALE                                                                        9,109          9,138
    OTHER CURRENT ASSETS                                                                       15,189         11,006
---------------------------------------------------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                                                                        368,142        350,793
  PROPERTY, PLANT AND EQUIPMENT - NET                                                         154,675        142,663
  GOODWILL                                                                                    778,744        691,399
  INTANGIBLE ASSETS - NET                                                                      54,639         28,615
  OTHER NONCURRENT ASSETS                                                                      30,314         30,710
---------------------------------------------------------------------------------------------------------------------
      TOTAL ASSETS                                                                        $ 1,386,514    $ 1,244,180
=====================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES
    TRADE ACCOUNTS PAYABLE                                                                $    78,848    $    67,047
    ACCRUED EXPENSES                                                                           91,455         72,481
    SHORT-TERM BORROWINGS                                                                       7,773          3,144
    LIABILITIES HELD FOR SALE                                                                   3,465          4,303
    DIVIDENDS PAYABLE                                                                           7,999          6,321
---------------------------------------------------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                                                                   189,540        153,296
  LONG-TERM BORROWINGS                                                                        190,998        156,899
  OTHER NONCURRENT LIABILITIES                                                                 93,231        110,975
---------------------------------------------------------------------------------------------------------------------
    TOTAL LIABILITIES                                                                         473,769        421,170
  SHAREHOLDERS' EQUITY                                                                        912,745        823,010
---------------------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                          $ 1,386,514    $ 1,244,180
=====================================================================================================================

IDEX CORPORATION
ADD -7-

                                IDEX CORPORATION
                COMPANY AND BUSINESS GROUP FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)


                                                       SECOND QUARTER ENDED                SIX MONTHS ENDED
                                                             JUNE 30,                          JUNE 30,
                                                     2006 (a)           2005           2006 (a)           2005
-----------------------------------------------------------------------------------------------------------------

FLUID & METERING TECHNOLOGIES
  NET SALES                                          $108,437         $ 98,793         $210,836         $192,264
  OPERATING INCOME (b)                                 21,982           18,244           41,226           33,522
  OPERATING MARGIN                                       20.3%            18.5%            19.6%            17.4%
  DEPRECIATION AND AMORTIZATION                      $  2,530         $  2,551         $  4,786         $  5,163
  CAPITAL EXPENDITURES                                  1,103            2,542            2,235            5,046

HEALTH & SCIENCE TECHNOLOGIES
  NET SALES                                          $ 81,299         $ 59,541         $144,320         $112,462
  OPERATING INCOME (b)                                 14,513           10,115           26,793           19,117
  OPERATING MARGIN                                       17.9%            17.0%            18.6%            17.0%
  DEPRECIATION AND AMORTIZATION                      $  1,829         $  1,513         $  3,228         $  3,033
  CAPITAL EXPENDITURES                                  1,190            1,571            2,067            2,657

DISPENSING EQUIPMENT
  NET SALES                                          $ 44,415         $ 46,308         $ 85,823         $ 90,715
  OPERATING INCOME (b)                                 11,689           12,870           22,019           23,943
  OPERATING MARGIN                                       26.3%            27.8%            25.7%            26.4%
  DEPRECIATION AND AMORTIZATION                      $  1,052         $  1,088         $  2,065         $  2,178
  CAPITAL EXPENDITURES                                    531              835            1,190            1,672

FIRE & SAFETY/DIVERSIFIED PRODUCTS
  NET SALES                                          $ 64,551         $ 61,199         $125,767         $116,771
  OPERATING INCOME (b)                                 16,266           13,964           29,921           25,502
  OPERATING MARGIN                                       25.2%            22.8%            23.8%            21.8%
  DEPRECIATION AND AMORTIZATION                      $  1,540         $  1,489         $  3,078         $  3,057
  CAPITAL EXPENDITURES                                  1,628              997            2,766            1,790

COMPANY
  NET SALES                                          $297,169         $264,949         $564,036         $510,087
  OPERATING INCOME                                     56,320           47,590          103,583           87,685
  OPERATING MARGIN                                       19.0%            18.0%            18.4%            17.2%
  DEPRECIATION AND AMORTIZATION (c)                  $  7,210         $  6,792         $ 13,526         $ 13,734
  CAPITAL EXPENDITURES                                  5,372            6,100            9,387           11,702

-----------------------------------------------------------------------------------------------------------------

(a)  SECOND QUARTER AND SIX MONTH DATA INCLUDES ACQUISITION OF JUN-AIR (FEBRUARY
     2006) AND EPI (MAY 2006) IN THE HEALTH & SCIENCE TECHNOLOGIES GROUP AND AIRSHORE (JANUARY 2006) IN THE FIRE & SAFETY/DIVERSIFIED PRODUCTS GROUP FROM THE DATES OF ACQUISITION.

(b)  GROUP OPERATING INCOME EXCLUDES UNALLOCATED CORPORATE OPERATING EXPENSES.

(c)  EXCLUDES AMORTIZATION OF DEBT ISSUANCE EXPENSES AND UNEARNED COMPENSATION.